UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 6, 2026
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COURSERA, INC.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-40275	45-3560292
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2440 West El Camino Real, Suite 500 Mountain View, California		94040
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (650) 963-9884
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	COUR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05    Costs Associated with Exit or Disposal Activities.
As previously disclosed, on May 11, 2026, Coursera, Inc. (the “Company,” “we,” “us,” or “our”) completed its combination with Udemy, Inc. (“Udemy”), pursuant to that certain Agreement and Plan of Merger, dated as of December 17, 2025 (the “Merger Agreement”), by and among Udemy, the Company, and Chess Merger Sub, Inc., a wholly owned subsidiary of the Company (“Merger Sub”). Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Udemy (the “Merger”), with Udemy continuing as the surviving corporation and as a wholly owned subsidiary of the Company.
In connection with the Merger and the Company’s previously disclosed integration and synergy plans, on July 6, 2026, the Company committed to a workforce reduction plan intended to align its cost structure, operating model, and personnel needs with its business objectives and operational priorities.
The Company estimates it will incur expenses of approximately $8 million to $11 million in connection with this workforce reduction plan, consisting primarily of termination benefits to the impacted employees, including severance payments and healthcare benefits. We expect substantially all of these charges to be cash expenditures incurred during the third and fourth quarters of 2026. Stock-based compensation expenses associated with the workforce reduction plan are not expected to be material.
Potential position eliminations are subject to local law and consultation requirements, which may extend this process beyond 2026 in certain cases. The charges that we expect to incur are subject to a number of assumptions, including local law requirements in various jurisdictions, and actual expenses may differ materially from the estimates disclosed above.
The workforce reduction plan described in this Current Report on Form 8-K is limited to the actions and estimated costs associated with that plan. As previously disclosed as part of the Company’s supplemental post-merger modeling call on June 23, 2026, the Company is also pursuing broader operational efficiency and synergy initiatives in connection with the Merger that may result in additional costs and benefits beyond those described herein. The Company will provide disclosures related to costs associated with such initiatives in future periodic reports, as appropriate.

Cautionary Note Regarding Forward-Looking Statements
This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Any statements contained in this communication that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as: “accelerate,” “anticipate,” “believe,” “can,” “continue,” “could,” “demand,” “design,” “estimate,” “expand,” “expect,” “intend,” “may,” “might,” “mission,” “need,” “objective,” “ongoing,” “outlook,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These forward-looking statements include, but are not limited to, those related to the expected costs and benefits associated with the workforce reduction plan, the expected charges related to the workforce reduction plan and the timing thereof, the Company’s timeline for the completion of the workforce reduction plan, the Company’s integration and synergy targets, and the Company’s pursuit of broader operational efficiency and synergy initiatives in connection with the Merger and the costs, benefits and disclosure thereof. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties, including those described in the Company’s most recently filed annual and quarterly reports on Forms 10-K and 10-Q and subsequent filings and as detailed from time to time in its SEC filings. Therefore, the Company’s actual results could differ materially from those expressed, implied or forecast in any such forward-looking statements. Such forward-looking statements relate only to events as of the date of this Current Report on Form 8-K. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this Current Report on Form 8-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COURSERA, INC.

Date:	July 6, 2026	By:	/s/ Michael Foley
Michael Foley Senior Vice President, Chief Financial Officer, and Treasurer